                                                                  EXHIBIT (G)(7)


                                     FORM OF

                             AMENDMENT DATED [     ]
                                  TO SCHEDULE A

                TO THE GLOBAL CUSTODY AGREEMENT (THE "AGREEMENT")
                              DATED AUGUST 13, 1998

                                     BETWEEN

                                 ABN AMRO FUNDS

                                       AND

                           J.P. MORGAN CHASE & COMPANY
                      (formerly, The Chase Manhattan Bank)


         Pursuant to Article 1(b) of the Agreement, the Agreement is hereby amended to include the ABN AMRO Emerging Markets Fund as a new portfolio to the Trust.



         ABN AMRO FUNDS

         By:____________________________

         Title:___________________________




         J.P. MORGAN CHASE & COMPANY

         By:_____________________________

         Title:____________________________

                                   SCHEDULE A



To Global Custody Agreement dated as of August 13, 1998, as amended to date, between J.P. MORGAN CHASE & COMPANY and ABN AMRO FUNDS.



         ABN AMRO Growth Fund
         ABN AMRO Value Fund
         ABN AMRO Small Cap Fund
         ABN AMRO International Equity Fund ABN AMRO Asian Tigers Fund ABN AMRO Latin America Equity Fund ABN AMRO Real Estate Fund ABN AMRO Treasury Money Market Fund ABN AMRO Government Money Market Fund ABN AMRO Money Market Fund ABN AMRO Tax-Exempt Money Market Fund
         ABN AMRO Institutional Prime Money Market Fund.
         ABN AMRO Emerging Markets Fund



Amended:[   ]